Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3, Form S-4, and Form S-8 of our report dated February 22, 2024, relating to the consolidated financial statements of Old National Bancorp and subsidiaries (“Old National”) appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2023:

Form S-8                         Form S-3
No. 333-152769                    No. 333-272312
No. 333-161395                    No. 333-281521
No. 333-267737
No. 333-257536
No. 333-272313
No. 333-276362

                            Form S-4
                            No. 333-276362

/s/ Deloitte & Touche LLP

Chicago, Illinois
August 15, 2024